                                                                Exhibit 10(e)(7)

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT made as of the 26th day of December 2007, by and between COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the "COMPANY"), having its principal office at 55 Lane Road, Fairfield, New Jersey 07004, and JOHN ROBLIN, currently residing at 71 Spring Hill Road, Annandale, New Jersey 08801 (the "EXECUTIVE").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, pursuant to an employment agreement, dated December 31, 2006 as amended, the Executive has served as the Chairman of the Board, President and Chief Executive Officer of the Company; and

         WHEREAS, the Company and the Executive desire that the Executive continue to be employed by the Company as Chairman of the Board, President and Chief Executive Officer of the Company on and after January 1, 2008 under the terms of this Agreement, as provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. EMPLOYMENT. The Company, effective as of January 1, 2008, hereby agrees to continue to employ the Executive as Chairman of the Board, President and Chief Executive Officer of the Company, and the Executive hereby accepts such employment, all upon and subject to the terms and conditions hereinafter set forth.

         2.       TERM.

                  (a) The term of employment under this Agreement shall commence as of January 1, 2008 (the "EFFECTIVE DATE") and shall continue in full force and effect until December 31, 2009 (the "EMPLOYMENT TERM"), subject to earlier termination as provided in Section 2(b) hereof.

                  (b) Notwithstanding the foregoing, each of the Executive and the Company may, at their respective option, terminate the Executive's employment hereunder at any time, with or without reason or cause, upon written notice to the other party.

         3.       DUTIES.

                  (a) The Executive will render his services to the Company as Chairman of the Board, President and Chief Executive Officer and shall perform such duties and services of such office or position. In addition, the Executive will hold such other offices and directorships in the Company or any parent or subsidiary of the Company to which, from time to time, he may be reasonably appointed or elected.

                  (b) Except as otherwise provided herein and except for illness, permitted vacation periods and permitted leaves of absence consistent with the past practice of the

Company or as otherwise approved by the Board, the Executive agrees that during the term of his employment hereunder, he shall devote all of his full working time and attention, and give his best effort, skill and abilities, exclusively to the business and interests of the Company.

         4.       COMPENSATION; BENEFITS.

                  (a) SALARY. In consideration of the services to be rendered by the Executive hereunder, including, without limitation, any services rendered by him as an officer or director of the Company or any parent, subsidiary or affiliate of the Company, the Company agrees to pay to the Executive, and the Executive agrees to accept as compensation, an annual salary (the "BASE SALARY") of $325,000, payable in equal bi-weekly installments in accordance with the Company's normal payroll policies. The Executive's Base Salary shall be subject to all applicable withholding and other taxes.

                  (b) BONUS. In addition to the payment of the Base Salary, as provided for hereunder, the Company shall pay the Executive a bonus based upon the financial performance of the Company (the "PERFORMANCE BONUS") in an amount equal to the product of the Performance Factor (as defined herein) and the Executive's Base Salary as in effect at that time; PROVIDED, HOWEVER, that the Performance Bonus shall be paid only to the extent sufficient amounts exist in the Performance Pool (as defined in the Cover-All Employee Incentive Plan) in such year.

For the purposes hereof:

         "PERFORMANCE FACTOR" shall mean the sum of (a) the Growth Factor (as defined herein) and (b) the Profit Factor (as defined herein).

         "GROWTH FACTOR" shall mean the product of (a) the fraction, the numerator of which shall be the actual revenues of the Company for such year, and the denominator of which shall be the Targeted Revenues (as defined herein), and (b) the Growth Weight (as defined herein).

         "PROFIT FACTOR" shall mean the product of (a) the fraction, the numerator of which shall be the actual net income (before taxes and employee bonuses) of the Company for such year, and the denominator of which shall be the Targeted Net Income (as defined herein), and (b) the Profits Weight (as defined herein).

         "TARGETED REVENUES" shall have the value set forth on SCHEDULE A hereto.

         "GROWTH WEIGHT" shall have the value set forth on SCHEDULE A hereto.

         "TARGETED NET INCOME" shall have the value set forth on SCHEDULE A hereto.

         "PROFITS WEIGHT" shall have the value set forth on SCHEDULE A hereto.

For the purposes hereof, each of revenues, net income and Performance Bonus shall be determined by and set forth in a certificate of the Company's Chief Financial Officer, and shall be based upon the books and records of the Company and calculated in accordance with generally accepted accounting principles consistently applied. Such certificate shall be final and binding on the parties hereto. The Executive's Performance Bonus, if any, shall be paid no later than the earlier of (x) the fifth business day after the date of the filing by the Company with the Securities and Exchange Commission of its audited financial statements in its Form 10-K Annual Report and (y) December 31st of the calendar year following the fiscal year for which such bonus is computed.

                  (c)      EQUITY INTERESTS.

                           (i)      OPTIONS.  Upon  the  Effective  Date,  the
Company shall grant the Executive five-year incentive stock options to purchase such number of shares (the "OPTIONS") of the Company's common stock, $.01 par value per share (the "COMMON STOCK"), granted at a price per share equal to the fair market value of such shares as of the date of grant, equal to (x) $100,000 DIVIDED BY (y) the fair market value of a share of the Company's Common Stock on the date of grant, which will vest on January 1, 2009, in accordance with and subject to the terms and conditions set forth in the Company's Amended and Restated 2005 Stock Incentive Plan and a stock option agreement to be entered into by and between the Company and the Executive.

                           (ii)     RESTRICTED  SHARES. Upon the Effective Date,
the Company shall grant the Executive 150,000 shares of the Company's Common Stock (the "RESTRICTED SHARES"), which will vest as to 75,000 shares on the Effective Date and as to 75,000 shares on January 1, 2009, in accordance with and subject to the terms and conditions set forth in the Company's Amended and Restated 2005 Stock Incentive Plan and a restricted stock grant agreement to be entered into by and between the Company and the Executive. In connection with the grant of the Restricted Shares, the Executive shall make an election prior to January 30, 2008 to include in gross income on the date of the grant the value of the Restricted Shares on such date pursuant to Section 83(b) (the "SECTION 83(B) ELECTION") of the Internal Revenue Code of 1986, as amended. Upon receipt of evidence from the Executive that the Section 83(b) Election has been timely made, the Company shall pay the Executive an amount (the "GROSS-UP PAYMENT") equal to his federal, state and local income and payroll tax withholding obligations with respect to (i) the fair market value of the Restricted Shares, as of the date of grant, and (ii) the income required to be recognized by the Executive as a result of the payment by the Company of such withholding obligations, in each case based on withholding rates determined by the Company in its discretion and in compliance with applicable law. At least thirty days before the Executive's due date for 2008 federal income taxes, the Executive shall provide a certificate to the Company in which the Executive shall represent to the Company the Executive's highest marginal income tax rate applicable to his actual income with respect to each of his federal, state and local income taxes for 2008. If the Executive fails to make the Section 83(b) Election in a timely manner, the Company shall have no obligation to make any Gross-Up Payment.

                  (d) BENEFITS. During the Employment Term, the Executive shall be entitled to the following benefits:

                      (i) twenty (20) days of annual paid vacation time, in accordance with the Company's policies; and

                      (ii)   participation,   subject  to   qualification    and
participation  requirements,   in  medical,  life  or  other  insurance  or
hospitalization plans and any pension, profit sharing or other employee benefit plans, presently in effect or hereafter instituted by the Company and applicable to its officers and executive employees.

                  (e) COMPANY CAR. During the Employment Term, the Executive shall be entitled to the use of the Company automobile of the Executive's choice for business purposes, the cost of such automobile shall not exceed $75,000. In addition, the Company shall reimburse the Executive, upon the presentation of appropriate receipts, for all maintenance and repair costs incurred by the Executive in connection with the use of such automobile. Upon any termination of the employment of the Executive for any reason, including upon the expiration of this Agreement, the Executive shall have the right, exercisable within 10 business days following the end of the Severance Period (as defined below), to purchase from the Company the automobile at a price equal to its then-current book value (as on the Company's books).

                  (f) REIMBURSEMENT OF EXPENSES. The Executive shall be reimbursed for reasonable and necessary expenses incurred by the Executive in performing his employment hereunder, provided such expenses are adequately documented in accordance with the Companies policies.

         5. PAYMENTS UPON TERMINATION AND SEVERANCE. If the employment of the Executive is terminated for any reason, including upon the expiration of this Agreement, the Company shall have no further obligations to the Executive hereunder after the date of termination other than the payment or provision, as applicable, to the Executive of (w) accrued and unpaid Base Salary and accrued and unused vacation days, through the date of such termination, (x) the pro rata portion of the bonus payment set forth in Section 4(b) hereof, based upon the number of days the Executive was employed during the Company's fiscal year for which such bonus is computed, to the extent the numerical requirements are actually met for the fiscal year in question, which shall be payable at the same time such bonus would have been paid under Section 4(b) hereof, (y) any unreimbursed business expenses of the Executive that are otherwise reimbursable hereunder, and (z) as severance, for a period of six months following such termination (the "SEVERANCE PERIOD"), (i) the Base Salary payable in accordance with the Company's payroll policies, and (ii) the benefits set forth in Sections 4(d)(ii) and 4(e) hereof. This provision shall not preclude the Executive from claiming or obtaining such disability benefits to which he may be entitled pursuant to any plan maintained by the Company for disability incurred during the period of his employment by the Company.

         6.       OWNERSHIP OF INTELLECTUAL PROPERTY.

                 (a) The Executive recognizes and agrees that all copyrights, trademarks or other intellectual property rights to created works arising in any way from, or related to, the Executive's employment by the Company are the sole and exclusive property of the Company, and Executive agrees to not assert any rights to those works against the Company or any third-parties and agrees to assist the Company in any way requested to procure or protect the Company's rights to those works.

                 (b) For purposes of this Section 6 and the following Section 7, the term "Company" shall mean and include any and all subsidiaries, parents and affiliated corporations or entities of the Company in existence from time to time during the Employment Term.

         7.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION AND NON-COMPETITION.

                  (a) The Executive represents that he has been informed that it is the policy of the Company to maintain as secret and confidential all information relating to (i) the computer software, products, processes and/or other information proprietary to the Company and (ii) the customers and employees of the Company ("CONFIDENTIAL INFORMATION"), and the Executive further acknowledges that such Confidential Information is of great value to the Company and is the property of the Company. The parties recognize that the services to be performed by the Executive are special and unique, and that by reason of this employment by the Company, he will acquire Confidential Information as aforesaid. The parties confirm that to protect the Company's goodwill, it is reasonably necessary that the Executive agree, and accordingly the Executive does hereby agree, that he will not directly or indirectly (except where authorized by the Board for the benefit of the Company):

                           A.       at any time during his employment  hereunder
or after he ceases to be employed by the Company, divulge to any persons, firms or corporations other than the Company (hereinafter referred to collectively as "THIRD PARTIES"), or use, or cause to authorize any Third Parties to use, any such Confidential Information, except to the extent that any such Confidential Information (i) is required to be disclosed by the Executive under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law, (ii) becomes generally available to the public, other than as a result of a breach by the Executive of this Section 7, or (iii) becomes available to the Executive on a non-confidential basis from a source other than the Company, or any of its affiliates or advisors; provided, that such source is not known by the Executive to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Company or another party; or

                           B.       at any time during his employment  hereunder
and for a period of six (6) months after he ceases to be employed by the Company (the "RESTRICTED PERIOD"), solicit or cause or authorize, directly or indirectly, to be solicited for employment, for or on behalf of himself or Third Parties, any persons who were at any time within six (6) months prior to the cessation of his employment hereunder, employees of the Company; PROVIDED, HOWEVER, that this paragraph B shall not apply to or include persons who respond to any general public advertisement or job posting; or

                           C.       at any time during his employment  hereunder
and during the Restricted Period, employ or cause or authorize, directly or indirectly, to be employed, for or on behalf of himself or Third Parties, any such employees of the Company; PROVIDED, HOWEVER, that this paragraph C shall not apply to or include persons who respond to any general public advertisement or job posting; or

                           D.       at any time during his employment hereunder,
accept employment with or participate, directly or indirectly, as owner, stockholder, director, officer, manager, consultant or agent or otherwise use his special, unique or extraordinary skills or knowledge with respect to the business of the Company or of any affiliate of the Company in or with any business, firm, corporation, partnership, association, venture or other entity or person which is engaged in the business of designing, developing or providing software services to the property and casualty insurance industry, except that this paragraph D shall not be construed to prohibit the Executive from owning up to 5% of the securities of a corporation which are publicly traded on a national securities exchange or in the over-the-counter market or from being employed by an insurance or other company which may design and market software provided the designing and marketing of software is not a predominant and principal part of the business of such other company or concern; or

                           E.       at any time during his employment hereunder,
solicit or cause or authorize, directly or indirectly, to be solicited, for or on behalf of himself or Third Parties, any business with respect to designing, developing or providing software services to the property and casualty insurance industry from Third Parties who were, at any time within six (6) months prior to the cessation of his employment hereunder, customers of the Company for such business; or

                           F.       at any time during his employment hereunder,
accept or cause or authorize, directly or indirectly, to be accepted, for or on behalf of himself or Third Parties, any such business from any customers of the Company.

                  (b) The Executive agrees that he will not, at any time, remove from the Company's premises any confidential Company drawings, notebooks, data and other documents and materials relating to the business and procedures heretofore or hereafter acquired, developed and/or used by the Company without prior written consent of the Board, except as reasonably necessary to the discharge of his duties hereunder.

                  (c) The Executive agrees that, upon the expiration of this employment by the Company for any reason, he shall forthwith deliver up to the Company any and all documents, books, manuals, lists, records, publications or other materials which contains Confidential Information, whether in written, electronic or other form, passwords, key, credit cards, equipment or other articles that came into the Executive's possession or under his control in connection with the Executive's employment by the Company and to maintain no copies or duplicates without the prior written approval of the Board.

                  (d) The Executive agrees that any breach or threatened breach by him of any provision of this Section 7 shall entitle the Company, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by the Executive hereinabove shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any other restriction, will not effect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. No waiver of any one breach of the restrictions contained in this
Section 7 shall be deemed a waiver of any future breach.

                  (e) The Executive hereby acknowledges that he is fully cognizant of the restrictions put upon him by this Section 7, and that the provisions of this Section 7 shall survive the termination of this Agreement and his employment with the Company.

         8. MUTUAL NON-DISPARAGEMENT. The Executive and the Company agree not to make any statement, written or verbal, to any party reasonably likely to be harmful to the other party or to be injurious to the goodwill, reputation or business standing of the other party at any time in the future; PROVIDED, HOWEVER, that this non-disparagement clause shall not preclude any party or his or its agents or representatives from any good faith response to any inquiries under oath or in response to governmental inquiry.

         9. MUTUAL RELEASE OF CLAIMS. The Executive and the Company agree to deliver the Mutual Release in the form attached hereto as EXHIBIT A on or prior to the date the Executive's employment is terminated pursuant to Section 5 hereof.

         10. LIFE INSURANCE. The Executive agrees that the Company may apply for and purchase one or more life insurance policies on the life of the Executive in such amount or amounts as the Company deems appropriate. The Company shall be the sole beneficiary of such insurance policy or policies and the Executive hereby acknowledges that the Company has an insurable interest in his life. The Executive agrees to cooperate with the Company in obtaining any insurance on the life or on the disability of the Executive which the Company may desire obtain for its own benefit and shall undergo such physical and other examinations, and shall execute any consents or applications, which the Company may reasonably request in connection with the issuance of one or more of such insurance policies. The Company hereby agrees to cancel such life insurance policy with respect to the Executive immediately upon the termination of his employment hereunder.

         11. NOTICES. All notices, requests, demands or other communications hereunder shall be deemed to have been given if delivered in writing personally or by certified mail to each party at the address set forth below, or at such other address as each party may designate in writing to the other:

                           If to the Company:

                           Cover-All Technologies Inc.
                           55 Lane Road
                           Fairfield, New Jersey 07004
                           Attention:  Chairman

                           With a copy to:

                           DLA Piper US LLP
                           1251 Avenue of the Americas
                           New York, New York  10020
                           Attention:  David E. Weiss, Esq.

                           If to the Executive:

                           John Roblin
                           71 Spring Hill Road
                           Annandale, New Jersey 08801

         12. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement between the parties, and may not be changed or terminated orally. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced. No provision hereof shall be construed against a party because that provision or any other provision was drafted by or at the direction of such party.

         13. SECTION 409A. This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the "CODE"), and any regulations and Treasury guidance promulgated thereunder.

                  (a) The Company shall undertake to administer, interpret, and construe this Agreement in a manner that does not result in the imposition on the Executive of any additional tax, penalty, or interest under Section 409A of the Code.

                  (b) If the Company determines in good faith that any provision of this Agreement would cause the Executive to incur an additional tax, penalty, or interest under Section 409A of the Code, the Compensation Committee and the Executive shall use reasonable efforts to reform such provision, if possible, in a mutually agreeable fashion to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of
Section 409A of the Code.

                  (c) The preceding provisions, however, shall not be construed as a guarantee by the Company of any particular tax effect to Executive under this Agreement. The Company shall not be liable to Executive for any payment made under this Agreement, at the direction or with the consent of Executive, that is determined to result in an additional tax, penalty, or interest under
Section 409A of the Code, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A of the Code.

                  (d) For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

                  (e) With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, the Executive, as specified under this Agreement, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions: (1) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

                  (f) "Termination of employment," "resignation" or words of similar import, as used in this Agreement, means for purposes of Section 409A of the Code the date as of which the Company and the Executive reasonably anticipate that no further services will be performed by the Executive and shall be construed as the date that the Executive first incurs a "separation from service" for purposes of Section 409A of the Code.

                  (g) If a payment obligation under this Agreement arises on account of the Executive's separation from service while the Executive is a "specified employee" (as defined under Section 409A of the Code and determined in good faith by the Compensation Committee), any payment of "deferred compensation" (as defined under Treasury Regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-1(b)(3) through (b)(12)) shall accrue without interest and shall be made within 15 days after the end of the six-month period beginning on the date of such termination of employment or, if earlier, within 15 days after the appointment of the personal representative or executor of the Executive's estate following his death.

         14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

         15. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be declared to be illegal or unenforceable under any law, rule or regulation of any government having jurisdiction over the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17. GOVERNING LAW. All matters concerning the validity and interpretation of the performance under this Agreement shall be governed by the laws of the State of New Jersey, whose courts or the federal courts located in the District of New Jersey shall have exclusive jurisdiction over the parties to which they consent.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                COVER-ALL TECHNOLOGIES INC.



                                By:       /s/ Ann F. Massey
                                     -------------------------------------------
                                     Name:  Ann F. Massey
                                     Title: CFO


                                          /s/ John Roblin
                                ------------------------------------------------
                                John Roblin

                                    EXHIBIT A

                                 MUTUAL RELEASE

         WHEREAS, John Roblin ("ROBLIN") was a party to an Employment Agreement dated as of December ___, 2007 (the "Employment Agreement") by and between Roblin and Cover-All Technologies Inc., a Delaware corporation (the "COMPANY" and, together with Roblin, the "PARTIES");

         WHEREAS, Roblin and the Company are parties to that certain Convertible Loan Agreement and related convertible debentures, dated as of June 28, 2001, as amended (collectively, the "CONVERTIBLE DEBENTURES"); and

         WHEREAS, the Parties desire to resolve any potential disputes which exist or may exist arising out of Roblin's employment with the Company and/or termination thereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Roblin agree as follows:

         1. Except with respect to Claims (as defined below) arising in connection with the rights and obligations arising out of the Convertible Debentures, the Company does hereby irrevocably release and forever discharge Roblin and his heirs, executors, personal representatives, agents, successors and assigns, to the full extent permitted by law, of and from any and all actions, causes of action, suits, controversies, liabilities, obligations, proceedings, claims, damages, costs and demands of every kind and nature, both in law and in equity, whether known or unknown (collectively, "CLAIMS"), which the Company now has, has had or may in the future have, for and on account of any matter or thing, from the beginning of time to and including the date of this Mutual Release.

         2. Except with respect to Claims arising in connection with the rights and obligations arising out of the Convertible Debentures, Roblin does hereby irrevocably release and forever discharge the Company and its successors and assigns, to the full extent permitted by law, of and from any and all Claims which Roblin now has, has had or may in the future have, for and on account of any matter or thing, from the beginning of time to and including the date of this Mutual Release.

         3. Except with respect to Claims arising in connection with the rights and obligations arising out of the Convertible Debentures, this release is intended by the Parties to be all encompassing and to act as a full and total release of any Claims, whether specifically numerated herein or not, that the Parties may have or have had against each other, including, but not limited to, any claims arising from any federal or state law or regulation dealing with either employment, employment benefits or employment discrimination such as those laws or regulations concerning discrimination on the basis of race, color, creed, religion, age, sex, sexual harassment, sexual orientation, national origin, ancestry, handicap or disability, veteran status or any military service or application for military service, including without limitation, the Age
Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act ("ADEA"), Title VII of the Civil Rights Act of 1964, as amended, the Americans with

Disabilities Act, the Family and Medical Leave Act and the Employee Retirement Income Security Act; any contract, whether oral or written, express or implied; any tort; any claim for equity or other benefits; or any other statutory and/or common law claim.

         4. Each Party hereby declares that it or he has carefully read, reviewed and understood the terms of this Mutual Release and that it or he voluntarily accepts the terms hereof with the purpose of making a full and final compromise, adjustment and release of any and all Claims as provided herein.

         5. Roblin represents and acknowledges as follows:

                  (a) That he has been and is hereby advised in writing to consult with an attorney prior to signing this Release;

                  (b) That he does not waive rights or claims that may arise after the date this Release is executed;

                  (c) That the Company has provided him with a period of twenty one (21) days within which to consider this Release under the ADEA, and that Roblin has signed on the date indicated below after concluding that this Release is satisfactory to him; and

                  (d) That upon execution of this Release, the Company is providing him with seven (7) additional days from such date of execution to revoke his consent to the waiver of his rights under the ADEA, and if no such revocation occurs, Roblin's waiver of rights under the ADEA shall become effective seven days form the date Roblin executes this Release.

         6. This Mutual Release shall be governed by the laws of the State of New Jersey applicable to instruments executed and to be performed wholly within that state.

         7. This Mutual Release may be executed in one or more counterparts, and in both original form or one or more photocopies, each of which shall be deemed to be an original but all of which together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Mutual Release this __ day of __________, 20__.

                                         COVER-ALL TECHNOLOGIES INC.


                                         By:
                                              ----------------------------------
                                                  Name:
                                                  Title:

                                         ---------------------------------------
                                         JOHN ROBLIN